UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2010

NEUTRAL TANDEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33778	31-1786871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Wacker Drive

Suite 200

Chicago, Illinois 60606

(Address of principal executive offices, including Zip Code)

(312) 384-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On March 30, 2010, the United States District Court for the Northern District of Illinois issued an order denying Neutral Tandem’s motion for preliminary injunction in the patent litigation Neutral Tandem initiated against Peerless Network (“Peerless”). The ruling finds that Peerless raised a “substantial question” regarding the validity of U.S. Patent 7,123,708 (the “’708 Patent”) during the preliminary injunction proceedings. Because the standards employed by the Court differ at the preliminary injunction stage from the full trial on the merits, the ruling does not preclude Neutral Tandem from proceeding to trial in its patent case against Peerless, and Neutral Tandem intends to continue prosecuting the case vigorously. Trial in the case is scheduled to begin in September 2010.

In a separate proceeding, on March 26, 2010, the United States Patent & Trademark Office (“PTO”) issued an order and an initial office action regarding a request for reexamination of the ’708 Patent filed by Peerless on January 28, 2010. The PTO granted Peerless’s reexamination request, and the PTO’s initial office action rejected the patent’s 23 claims.

The PTO reexamination is a separate proceeding from Neutral Tandem’s case against Peerless in the United States District Court. The claims of the ’708 Patent as originally issued by the PTO remain valid and enforceable during the PTO reexamination proceeding. Although either party may reference the PTO proceeding to support its position in matters before the Court, as noted above, Neutral Tandem intends to continue prosecuting the patent litigation against Peerless vigorously.

Under the PTO’s rules, Neutral Tandem was not allowed to respond to Peerless’s request prior to the PTO’s initial determination. Neutral Tandem now has its first opportunity to respond to the PTO’s initial office action. Neutral Tandem’s response in the PTO is presently due in late May 2010. After the PTO reviews Neutral Tandem’s submission, as well as any subsequent response made by Peerless, the PTO may allow the claims to issue in their current form, require further amendments to the claim, or reject the claims. At that point, there may be further proceedings at the PTO. According to statistics provided by the PTO, the average time to completion of a reexamination proceeding is approximately 36 months.

Cautions Concerning Forward Looking Statements

This report contains forward-looking statements that involve substantial risks and uncertainties. The words “seeking,” “asserts,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are based upon assumptions about future events that may not prove to be accurate. These statements are not guarantees of future performance or events and involve risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak to events only as of the date they are made and Neutral Tandem undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Specific factors that could cause actual results to differ materially from forward-looking statements include, but are not limited to, Neutral Tandem’s ability to successfully enforce its patent and protect the proprietary methods, technologies and other intellectual property rights related to Neutral Tandem’s patent, and other important factors disclosed previously and from time to time in Neutral Tandem’s filings with the Securities and Exchange Commission, particularly in the “Risk Factors” section of Neutral Tandem’s Annual Report on Form 10-K for the period ended December 31, 2009, as such Risk Factors may be updated from time to time in subsequent reports.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUTRAL TANDEM, INC.

/s/ Robert M. Junkroski
Date: March 30, 2010	Name: Robert M. Junkroski
Title: Chief Financial Officer